Exhibit 99.B(d)(xii)(C)

AMENDED AND RESTATED

SCHEDULE A

DATED AUGUST 30, 2013

TO THE

INVESTMENT ADVISORY AGREEMENT DATED NOVEMBER 2, 2010

BETWEEN

FUNDVANTAGE TRUST AND GOTHAM ASSET MANAGEMENT, LLC

Series of FundVantage Trust	Effective Date
Formula Investing U.S. Value 1000 Fund	November 2, 2010
Formula Investing U.S. Value Select Fund	November 2, 2010
Formula Investing International Value 400 Fund	November 2, 2010
Formula Investing International Value Select Fund	November 2, 2010
Gotham Absolute Return Fund	August 28, 2012
Gotham Enhanced Return Fund	May 30, 2013
Gotham Neutral Fund	August 30, 2013

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule A to be executed in its name and on its behalf by its duly authorized representative as of August 30, 2013.

FUNDVANTAGE TRUST

By:	/s/ Joel Weiss
Name:	Joel Weiss
Title:	President

GOTHAM ASSET MANAGEMENT, LLC

By:	/s/ Louis LaRocca
Name:	Louis LaRocca
Title:	General Counsel & CCO

A-1

AMENDED AND RESTATED

SCHEDULE B

DATED AUGUST 30, 2013

TO THE

INVESTMENT ADVISORY AGREEMENT DATED NOVEMBER 2, 2010

BETWEEN

FUNDVANTAGE TRUST AND GOTHAM ASSET MANAGEMENT, LLC

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets	Effective Date
Formula Investing U.S. Value 1000 Fund	0.75% (75 basis points)	November 2, 2010
Formula Investing U.S. Value Select Fund	0.85% (85 basis points)	November 2, 2010
Formula Investing International Value 400 Fund	0.85% (85 basis points)	November 2, 2010
Formula Investing International Value Select Fund	0.95% (95 basis points)	November 2, 2010
Gotham Absolute Return Fund	2.00% (200 basis points)	August 28, 2012
Gotham Enhanced Return Fund	2.00% (200 basis points)	May 30, 2013
Gotham Neutral Fund	2.00% (200 basis points)	August 30, 2013

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule B to be executed in its name and on its behalf by its duly authorized representative as of August 30, 2013.

FUNDVANTAGE TRUST

By:	/s/ Joel Weiss
Name:	Joel Weiss
Title:	President

GOTHAM ASSET MANAGEMENT, LLC

By:	/s/ Louis LaRocca
Name:	Louis LaRocca
Title:	General Counsel & CCO

B-1